UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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AIM TAX-EXEMPT FUNDS (INVESCO TAX-EXEMPT FUNDS)

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Invesco High Income Municipal Fund
THIS DOCUMENT IS FOR INVESCO INTERNAL USE ONLY
On December 1, 2011, Invesco filed prospectus stickers announcing the proposed fund merger. The information below lists the proposed merger and general information.
The information in this document can be found in the definitive proxy statement dated January 18, 2012.

Target Fund	Acquiring Fund
Invesco High Income Municipal Fund	Invesco Van Kampen High Yield Municipal Fund
Board Considerations in Approving the Reorganization
In evaluating the reorganization, the Board considered a number of factors including:
•	Investment objectives, policies and restrictions

•	Portfolio management

•	Portfolio composition

•	The comparative short-term and long-term investment performance

•	The current expense ratios and expense structures, including contractual investment advisory fees

•	The expected federal income tax consequences to the Funds, including any impact on capital loss carry forwards

•	Relative asset size and net purchase (redemption) trends
Comparison of Investment Objectives
The Acquiring Fund and the Target Funds have similar investment objectives, as described below.

Target Funds	Acquiring Fund
Invesco High Income Municipal Fund	Invesco Van Kampen High Yield Municipal Fund
The Fund’s investment objective is total return, comprised of substantially federal tax-exempt income and taxable capital appreciation.	The Fund’s investment objective is to seek federal tax-exempt current income and taxable capital appreciation.
Comparison of Principal Investment Strategies
     The Target Fund invests under normal circumstances at least 80% of net assets (plus borrowings for investment purposes) in municipal debt securities that (1) pay interest which is excluded from gross income for federal income tax purposes, and (2) do not produce income that will be considered to be an item of preference for purposes of the alternative minimum tax. At least 80% of the Target Fund’s total assets will normally be invested in municipal debt securities that are rated BBB/Baa or lower by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc., or any other nationally recognized statistical rating organization (“NRSRO”), or are deemed by the portfolio managers to be of comparable quality to such rated securities. Securities rated BB/Ba or lower are below investment grade quality and are commonly known as “junk bonds.” The Target Fund may invest all of its assets in debt securities that are rated BB/Ba or lower by an NRSRO, or are determined by the portfolio managers to be of comparable quality to such rated securities.

Invesco High Income Municipal Fund
THIS DOCUMENT IS FOR INVESCO INTERNAL USE ONLY
     Under normal market conditions, the Acquiring Fund invests at least 80% of its net assets (plus any borrowings for investment purposes) in municipal securities at the time of investment. In contrast to the Target Fund, under normal market conditions, the Acquiring Fund may invest all or a substantial portion of its assets in municipal securities that are subject to the federal alternative minimum tax. The Adviser generally seeks to achieve the Acquiring Fund’s investment objective by investing at least 75% of its net assets in high yield securities, specifically medium- and lower-grade municipal securities. At times, the Acquiring Fund may invest in higher-grade issuers. To meet its investment objective, the Acquiring Fund invests in different types of general obligation and revenue obligation securities, including fixed and variable rate securities, municipal notes, variable rate demand notes, municipal leases, custodial receipts, participation certificates and inverse floating rate investments.
     The Target Fund at times invests up to 20% of its total assets in taxable securities. Similarly, the Acquiring Fund may from time to time invest temporarily up to 20% of its net assets in taxable securities of at least comparable quality to the municipal securities in which the Acquiring Fund invests.
     The Target Fund may also invest up to 10% of its total assets in defaulted securities. The Acquiring Fund does not include investments in defaulted securities as part of its principal investment strategies.
     The Acquiring Fund may utilize certain derivatives, including inverse floating rate investments, as described above. The Target Fund does not include investments in derivatives as part of its principal investment strategies.
     The Target Fund may invest 25% or more of its total assets in municipal securities issued by entities having similar characteristics, such as (a) securities the issuers of which are located in the same geographic area or securities where issuers’ interest obligations are paid from revenues of similar projects, or (b) industrial development revenue bonds, including pollution control revenue bonds, housing finance agency bonds or hospital bonds. The Target Fund may not, however, invest 25% or more of its total assets in industrial development revenue bonds, including pollution control revenue bonds, issued for companies in the same industry. The Target Fund may, but does not currently intend to, invest 25% or more of its total assets in securities whose issuers are located in any of the following states: Arizona, California, Colorado, Connecticut, Florida, Illinois, Michigan, Massachusetts, New Hampshire, New Jersey, New York, Ohio, Pennsylvania and Texas. The Acquiring Fund does not include investment limitations comparable to the foregoing limitations in its principal investment strategies.

Invesco High Income Municipal Fund
THIS DOCUMENT IS FOR INVESCO INTERNAL USE ONLY
Portfolio Management

Target Funds	Acquiring Fund
Invesco High Income Municipal Fund	Invesco Van Kampen High Yield Municipal Fund
William Black	William Black
Mark Paris	Mark Paris
James Phillips	James Phillips
Gerard Pollard	Gerard Pollard
Frank Ruben	Frank Ruben
Historical Performance
The table below compares the performance history of the Acquiring Fund’s oldest share class to the performance history of the comparable class of the Target Fund as of September 30, 2010. Since inception performance is only provided for share classes with less than 10 years of performance history.

Average Annual Total Returns*
Target Funds	1 Year	5 Years	10 Years
Invesco Van Kampen High Yield Municipal Fund (Acquiring Fund) — Class A (inception date: 01/02/1986)[1]
Return Before Taxes	(1.78)%	1.55%	4.20%
Return After Taxes on Distributions	(1.78)%	1.55%	4.19%
Return After Taxes on Distributions and Sale of Fund Shares	0.81%	2.11%	4.40%
Invesco High Income Municipal Fund (Target Fund) — Class A (inception date: January 2, 1998)
Return Before Taxes	(3.08)%	1.23%	4.01%
Return After Taxes on Distributions	(3.08)%	1.23%	4.01%
Return After Taxes on Distributions and Sale of Fund Shares	(0.12)%	1.80%	4.23%

*	The above total return figures reflect the maximum front-end sales charge (load) of 4.75% applicable to Class A shares.

1.	The returns shown for periods prior to June 1, 2010, are those of the Class A shares of a predecessor fund that was advised by Van Kampen Asset Management and was reorganized into the Acquiring Fund on June 1, 2010. The returns shown for periods after June 1, 2010, are those of the Acquiring Fund. The returns of the Acquiring Fund are different from the predecessor fund as they had different expenses and sales charges.
Fund Assets
As of August 31, 2011, Invesco High Income Municipal Fund had net assets of approximately $684,446,978, compared to net assets of Invesco Van Kampen High Yield Municipal Fund of approximately $4,766,576,378.

Invesco High Income Municipal Fund
THIS DOCUMENT IS FOR INVESCO INTERNAL USE ONLY
Expenses
The table below provides a summary comparison of the expenses of each Target Fund and the Acquiring Fund, as well as estimated expenses on a pro forma basis giving effect to the proposed Reorganizations. The pro forma expense ratios show projected estimated expenses but actual expenses may be greater or less than those shown.

Expense Table*
			Combined Pro
Current			Forma
	Target Funds	Acquiring Fund
			Target Fund +
		Invesco Van	Acquiring Fund
	Invesco High	Kampen High	(assumes
	Income	Yield Municipal	Reorganization
	Municipal Fund	Fund	is completed)
	Class A	Class A	Class A
Annual Fund Operating Expenses
(expenses that you pay each year as a percentage of the value of your investment)
Management Fees	0.59%	0.51%	0.51%
Distribution and Service (12b-1) Fees	0.25%	0.25%	0.25%
Total Other Expenses	0.11%	0.14%[1]	0.15%
Interest Expenses	N/A	0.08%	0.08%
Other Expenses	0.11%	0.06%	0.07%
Total Annual Fund Operating Expenses	0.95%	0.90%[1]	0.91%

*	Expense ratios reflect annual fund operating expenses for the most recent fiscal year (as disclosed in the Funds’ current prospectuses) of the Target Fund (February 28, 2011) and the Acquiring Fund (February 28, 2011). Pro forma numbers are estimated as if the Reorganization had been completed as of March 1, 2010, and do not include the estimated costs of the Reorganization. The Target Fund and the Acquiring Fund will not bear any Reorganization costs. For more information on the costs of the Reorganization to be borne by the Funds, see “Costs of the Reorganization” below.

1.	“Total Other Expenses” and “Total Annual Fund Operating Expenses” are based on estimated amounts for the current fiscal year.
Tax Implications
The Reorganization is designed to qualify as a tax-free reorganization for federal income tax purposes.
Shareholders not wishing to participate in the reorganization
Shareholders may redeem their shares prior to the consummation of the reorganization. If they redeem their shares, they will incur any applicable deferred sales charge, and if they hold shares in a taxable account, they will recognize a taxable gain or loss based on the difference between their tax basis in the shares and the amount they receive for them.

Invesco High Income Municipal Fund
THIS DOCUMENT IS FOR INVESCO INTERNAL USE ONLY
Comparison of purchase and redemption procedures, distribution policies and exchange policies
The sales charges, sales charge exemptions, distribution and servicing arrangements, purchase and redemption procedures, and exchange policies for each class of the Target Funds are generally similar to those of the corresponding class of the Acquiring Fund.
For fund specific questions related to this reorganization, please contact the Product Manager, Michelle Jeong at (212) 652-4260 or Stephanie Larosiliere at (212) 278-9079.